EXHIBIT 23

July 27, 2000

Securities and Exchange Commission
Washington, DC 20549

Re:      G-III Apparel Group, Ltd.
         File No. 0-18183

Dear Sir or Madam:

We have read Item 4 of the Form 8-K of G-III Apparel Group, Ltd. dated July 20, 2000, and agree with the statements contained therein as pertains to our firm.

Very truly yours,

/s/ GRANT THORNTON LLP

                                       -5-